CUSIP No. 286221106	13D	Page 1 8 of 19 Pages

EXHIBIT 99.1

JOINT FILING AGREEMENT

The undersigned, being duly authorized thereunder, hereby execute this agreement as an exhibit to this Schedule 13D to evidence the agreement of the below-named parties, in accordance with the rules promulgated pursuant to the Securities Exchange Act of 1934, to file this Schedule 13D jointly on behalf of each such party.

Dated: February 13, 2014

FLAGSHIP VENTURES FUND 2007, L.P.

By:	Flagship Ventures General Partner LLC,
its general partner

By:	/s/ Noubar B. Afeyan, Ph.D.
Name: Noubar B. Afeyan, Ph.D.
Title: Manager

FLAGSHIP VENTURES 2007 GENERAL PARTNER LLC

By:	/s/ Noubar B. Afeyan, Ph.D.
Name: Noubar B. Afeyan, Ph.D.
Title: Manager

FLAGSHIP VENTURES FUND IV, L.P.

By:	Flagship Ventures Fund IV General Partner LLC,
its general partner

By:	/s/ Noubar B. Afeyan, Ph.D.
Name: Noubar B. Afeyan, Ph.D.
Title: Manager

FLAGSHIP VENTURES FUND IV-RX, L.P.

By:	Flagship Ventures Fund IV General Partner LLC,
its general partner

By:	/s/ Noubar B. Afeyan, Ph.D.
Name: Noubar B. Afeyan, Ph.D.
Title: Manager

FLAGSHIP VENTURES FUND IV GENERAL PARTNER LLC

By:	/s/ Noubar B. Afeyan, Ph.D.
Name: Noubar B. Afeyan, Ph.D.
Title: Manager

/s/ Noubar B. Afeyan, Ph.D.
Noubar B. Afeyan, Ph.D.

/s/ Edwin M. Kania, Jr.
Edwin M. Kania, Jr.

CUSIP No. 286221106	13D	Page 19 of 19 Pages

ATTACHMENT A

Messrs. Afeyan and Kania are the managers of each of Flagship 2007 GP and Flagship IV GP. Flagship 2007 GP is the general partner of Flagship 2007 Fund, and Flagship IV GP is the general partner of each of Flagship IV Fund and Flagship IV-Rx Fund. Each of Flagship 2007 GP, Flagship IV GP, and Messrs. Afeyan and Kania may be deemed to possess voting and investment control over the shares of Common Stock held by Flagship 2007 Fund, Flagship IV Fund, and Flagship IV-Rx Fund and, accordingly, each of Flagship 2007 GP, Flagship IV GP, and Messrs. Afeyan and Kania may be deemed to have indirect beneficial ownership of such shares.

Each Reporting Person disclaims beneficial ownership of the shares of the Issuer’s Common Stock described in this Schedule 13D, except to the extent of his or its pecuniary interest therein.